Exhibit 10.2
FIRST AMENDMENT
TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
NEW YORK CITY OPERATING PARTNERSHIP, L.P.

This FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF NEW YORK CITY OPERATING PARTNERSHIP, L.P. (this “Amendment”) is made as of November 5, 2015 by American Realty Capital New York City REIT, Inc., a Maryland corporation, in its capacity as the general partner (the “General Partner”) of New York City Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Agreement of Limited Partnership of the Partnership, dated as of April 24, 2014 (as amended, the “Partnership Agreement”).
RECITALS:
WHEREAS, the General Partner desires to amend the Partnership Agreement to amend Section 16.1(a) of the Partnership Agreement relating to the issuance of the Class B Units; and
WHEREAS, pursuant to Section 14.1(a) of the Partnership Agreement, the General Partner has the power to amend Section 16.1(a) of the Partnership Agreement without the consent of the Limited Partners or the Special Limited Partner.
NOW THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Effective as of October 1, 2015, Section 16.1(a) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 16.1(a) is substituted in its place:
“16.1    Designation and Number
(a) A series of Partnership Units in the Partnership, designated as the “Class B Units,” is hereby established. Except as set forth in this Article 16, Class B Units shall have the same rights, privileges and preferences as the OP Units. Subject to the provisions of this Article 16 and the special provisions of subparagraph 1(c)(ii) of Exhibit B, Class B Units shall be treated as Partnership Units, with all of the rights, privileges and obligations attendant thereto. In connection with services provided by the Advisor under the Advisory Agreement, the General Partner shall cause the Partnership to issue to the Initial Limited Partner within thirty (30) days after the end of each Quarter until and including the Quarter ending September 30, 2015 a number of Class B Units equal to the quotient of: (i) the excess of (A) the product of (y) the Cost of Assets multiplied by (z) 0.1875% over (B) any amounts payable as an Oversight Fee (as defined in the Management Agreement) for such Quarter divided by (ii) the Value of one share of Common Stock as of the last day of such Quarter; provided, that if the amounts payable as an Oversight Fee for such Quarter exceed the amount determined under clause (A) for such Quarter (an “Excess Oversight Fee”), no Class B Units shall be issued for such Quarter and the Excess Oversight Fee shall be carried forward to the next succeeding Quarter and included with and treated as amounts payable as an Oversight Fee for such Quarter for purposes of determining the amount of Class B Units issuable for such Quarter; provided further, that the sum of (I) the amounts determined under clause (i) for a calendar year plus (II) the amounts payable as an Oversight Fee for such calendar year, shall not be less than 0.75% of the Cost of Assets for such calendar year; provided further, that each quarterly issuance of Class B Units shall be subject to the approval of the General Partner’s board of directors.”
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date and year first aforesaid.

GENERAL PARTNER:

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

By:     ____/s/ Michael A. Happel_______________
Name:    Michael A. Happel

Title:	Chief Executive Officer, President and Secretary

[Signature Page to First Amendment to Agreement of Limited Partnership]